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                                                               EXHIBIT 10.47



                     AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

     This Amendment No. 1 to Management Agreement, dated as of January 1, 1997 (this "Amendment"), amends that certain Management Agreement by and between Metromedia International Group, Inc., a Delaware corporation, ("MIG") and Metromedia Company, a Delaware general partnership ("Metromedia") (the "Management Agreement").

                              W I T N E S S E T H:

     WHEREAS, MIG and Metromedia are parties to a Management Agreement dated as of November 1, 1995 wherein Metromedia agreed to provide certain managerial services to MIG and MIG agreed to pay Metromedia a fee for such services;

     WHEREAS, on December 11, 1996 the Board of Directors of MIG voted in favor of increasing the fee payable to Metromedia for such services;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms

     1.1 All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Management Agreement.

2. Management Agreement

     2.1 Subparagraph 1.4.1 is hereby deleted in its entirety and replaced with the following:

               "1.4.1 In order to compensate Metromedia for its services hereunder and for certain overhead and other costs incurred by it for which MIG is not directly responsible pursuant to Section 1.3 hereof, MIG will pay to Metromedia a management fee (the "Management Fee") at the annual rate of $3,250,000.00. MIG will pay the Management Fee to Metromedia in twelve equal monthly installments of $270,833.33 each no later than 15 days after the end of each of its twelve monthly accounting periods. The Management Fee may be adjusted to the extent necessary to compensate Metromedia for services rendered or costs incurred not originally contemplated hereunder."


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3. No Other Change

     3.1 Except for the amendments provided for herein, the Management Agreement shall remain unchanged in all respects and shall remain in full force and effect.

4. General

     4.1 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, contains the entire agreement of the parties with respect to the specific subject matter hereof, may be executed in counterparts, each of which will be an original and all of which together will constitute the same instrument and will be governed by New York law except for the body of law pertaining to conflict of laws.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       METROMEDIA INTERNATIONAL GROUP, INC.



                                       By:______________________________________
                                          Stuart Subotnick
                                          President and Chief Executive Officer



                                       METROMEDIA COMPANY



                                       By:______________________________________
                                          Arnold L. Wadler
                                          Senior Vice President